THE BANK OF NEW YORK MELLON

101 Barclay Street

New York, New York 10286

September 21, 2017

Securities & exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Shares representing ordinary bearer shares of
Bayer Aktiengesellschaft
(Form F-6 File No 333-14266)
***************************

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York Mellon as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting the change in Ratio.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the form of American Depositary Receipts that evidence the American Depositary Shares with the revised ratio for Bayer Aktiengesellschaft.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

The Prospectus has been revised to reflect the new ratio, which has been changed to read:

“Each American Depositary Share represents one-fourth (1/4) of one deposited Share”.

Please contact me with any questions or comments at 212 815-4888.

Vanessa Salazar

Vice President

The Bank of New York Mellon - ADR Division

Encl.

CC: Office of International Corporate Finance